EXHIBIT 21
FERRO CORPORATION AND SUBSIDIARIES
LIST OF SUBSIDIARIES AND AFFILIATES AS OF DECEMBER 31, 2021

Name of Active Subsidiary*	Jurisdiction of Organization

Dip Tech Ltd.	Israel
Ferro China Holdings Inc.	Ohio
Zibo Ferro Performance Materials Company, Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc.	Delaware
Ferro Far East Ltd.	Hong Kong
Ferro Holdings, LLC	Ohio
Procesadora de Colores y Esmaltes Vitreos, S de RL de CV	Mexico
Ferro International Services Inc.	Delaware
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Kerajet SA (19.99%)	Spain
Ferro International Holdings Inc.	Ohio
Ferro Performance Materials (Thailand) Co., Ltd.	Thailand
FHCI Limited	Ireland
OCI-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro FinCo Ireland Limited	Ireland
Ferro Performance Materials Argentina S.R.L.	Argentina
Ferro Performance Materials Italy S.r.L.	Italy
FC France Acquisition Sarl	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia (60%)	Indonesia
Ferro France S.a.r.l.	France
Ferro Corporation (Aust.) Pty. Ltd.	Australia
Ferro (Great Britain) Ltd.	United Kingdom
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Ernst Diegel GmbH	Germany
Marata International GmbH	Germany
Diegel Coatings, S.A. de C.V.	Mexico
Ferro Europe Holdings LLC	Delaware
Ferro Performance Pigments Belgium NV	Belgium
Ferro Performance Pigments France SAS	France
Ferro Performance Pigments Romania SRL	Romania
Ferro (Holland) B.V.	The Netherlands
Ferro India Private Limited	India
Ferro Industrias Quimicas (Portugal) Lda.	Portugal
Ferro Investments B.V.	The Netherlands
Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Japan K.K.	Japan
Ferro Taiwan Ltd.	Republic of China
Ferro Turkey Kaplama Cam ve Renk Çözümleri Sanayi ve Ticaret Limited Sirketi	Turkey
Ferro Specialty Materials LLC	Russia
Ohio-Mississippi LLC	Ohio

Ferro Mexicana S.A. de C.V.	Mexico
Ferro Spain Management Company, S.L.	Spain
Ferro Colombia S.A.S.	Colombia
Nubiola India Private, Limited	India
Jem Finco Limited	United Kingdom
PT Ferro Management Indonesia	Indonesia
Ferro Specialty Materials Spain, S.L.U.	Spain
Ferro-Coverlink, S.L.	Spain
NEOS Additives SL (15.66%)	Spain
Ferro Performance Pigments Spain, S.L.U.	Spain
Ferro Performance Pigments (Shanghai) Co., Ltd.	China
Haining Longshine Pigments Co., Ltd. (25%)	China
Ferro Holdco Spain, S.L.	Spain
Pinturas Benicarló, S.L.	Spain
Ferro Surface Products Sdn Bhd	Malaysia
Ferro Receivables LLC	Delaware

Dormant Entities:

Cataphote Contracting Company	Ohio
The Ferro Enamel Supply Company	Ohio
Ferro Far East, Inc.	Ohio
Midland Coatings Limited	UK
Ferro Drynamels Limited	UK
Ferro Normandy Plastics Limited	UK
Ferro Colours (UK) Ltd.	UK

*	Percentages in parentheses indicate Ferro Corporation's ownership of a joint venture entity.